BCC

北京新世纪认证有限公司

CERTIFICATE OF QUALITY MANAGEMENT SYSTEM CERTIFICATION

Certificate No. 01610Q24336R0M

This is to Certify that the Quality Management System of

FUJIAN JINJIANG CHENDAI ANSHENG SHOES CO., LTD.

ANDOU INDUSTRIAL PARK, CHENDAI TOWN, JINJIANG, QUANZHOU CITY, FUJIAN PROVINCE, P. R. CHINA

Post Code:362211

is in conformity with

GB/T19001-2008/ISO9001:2008 Standard

This certificate is valid to the following product(s)/service(s)

DESIGN, PRODUCTION AND SALE OF LEISURE SHOES & ATHLETIC SHOES

Issue Date: 9-28-2010

Reissue Date: 9-28-2010

Valid Until: 9-27-2013

Beijing New Century Certification Co., Ltd.

General Manager:

BCC Address: 11/F,Building, 1 Guoying,Nanxiaojie,Xizhimennei,Xicheng District,Beijing,P.R.China

The certificate is valid within the term of validity of all administrative and qualification license subject to the regulation of P.R.China

It shall be maintained by regular surveillance assessments and shall be valid when used in conjunction with the Notice of Surveillance Decision

Please consulting the website:www.bcc.com.cn

MANAGEMENT SYSTEM

CNAS C016- Q

北京新世纪认证有限公司